Exhibit 8.1

VectoIQ Acquisition Corp.

1354 Flagler Drive

Mamaroneck, NY 10543

Ladies and Gentlemen:

We have acted as counsel to VectoIQ Acquisition Corp., a Delaware corporation (“VectoIQ”), in connection with its acquisition of all of the outstanding stock of Nikola Corporation, a Delaware corporation (“Nikola”), by means of a merger of VCTIQ Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of VectoIQ (the “Merger Sub”), with and into Nikola, with Nikola surviving as a wholly-owned subsidiary of VectoIQ (the “Merger”) pursuant to the Business Combination Agreement (the “Agreement”), dated as of March 2, 2020, by and among VectoIQ, Merger Sub and Nikola. Shareholders of Nikola will receive VectoIQ common stock in exchange for their shares of Nikola common stock in the Merger.

VectoIQ has requested that we render our opinion as to certain tax matters relating to the Merger and the exercise by current beneficial owners of VectoIQ common stock of their redemption rights in connection with the Merger (the “Redemptions”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”), relating to the registration by VectoIQ of its common stock to be issued in connection with the Merger, filed by VectoIQ with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission promulgated thereunder (the “Rules”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Merger, the Redemptions or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Certain U.S. Federal Income Tax Considerations of the Redemption and the Business Combination” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to certain material United States federal income tax consequences of the Merger and the Redemptions.

We hereby consent to use of this opinion as an exhibit to the Registration Statement, to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Redemptions or Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Very truly yours,

/s/ Greenberg Traurig, LLP
GREENBERG TRAURIG, LLP